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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Golf Trust of America, Inc.
Charleston, South Carolina


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 4, 2000, relating to the consolidated financial statements of Golf Trust of America, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                       /s/ BDO SEIDMAN, LLP




June 15, 2000
Charlotte, North Carolina